   As filed with the Securities and Exchange Commission on December 13, 1999
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                          UNIVERSAL DISPLAY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                     23-2372688
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               375 Phillips Blvd.
                             Ewing, New Jersey 08619
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                          UNIVERSAL DISPLAY CORPORATION
                                STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)

                               STEVEN V. ABRAMSON
                      President and Chief Operating Officer
                          Universal Display Corporation
                               375 Phillips Blvd.
                             Ewing, New Jersey 08619
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (609) 671-0980
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:
                            STEPHEN M. GOODMAN, ESQ.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                          Proposed maximum          Proposed maximum
    Title of securities           Amount to be             offering price              aggregate                 Amount of
     to be registered            registered (1)            per share (2)           offering price (2)         registration fee
-------------------------  ------------------------  ------------------------  ------------------------  --------------------------
Common stock, par                  1,570,000                   $6.67                  $10,471,900                $2,765.00
value $.01
===================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares being registered shall be adjusted to include any additional shares that may be issuable as a result of stock splits, stock dividends or similar transactions in accordance with the antidilution provisions of the Universal Display Corporation Stock Option Plan.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Registrant's common stock on December 6, 1999, as reported on the Nasdaq Small Cap Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Universal Display Corporation (the "Registrant") incorporates herein by reference the following documents as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's latest annual report (the "Annual Report"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

                  (c) The description of the Registrant's common stock, par value $.01 per share, set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on April 14, 1996, as amended, to register such securities under the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

         Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

         Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D, of the PBCL.

         The Registrant's Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Registrant's Bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Registrant's board of directors so determines, purchasing and maintaining insurance.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:


Exhibit
Number                  Exhibit
-------                 -------

 4                      Universal Display Corporation Stock Option Plan

 5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)

23.2                    Consent of Arthur Andersen LLP

24                      Powers of Attorney (included in signature page)


Item 9.  Undertakings.

         (a)  The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ewing New Jersey, on the 13th day of December, 1999.

                                           UNIVERSAL DISPLAY CORPORATION


                                           By: /s/ Steven V. Abramson
                                               ------------------------
                                               Steven V. Abramson
                                               President and
                                               Chief Operating Officer

         Each person whose signature appears below hereby authorizes, appoints and constitutes Steven V. Abramson and Sidney D. Rosenblatt, and each of such officers acting singly, his or her true and lawful attorneys-in- fact, with full power of substitution and resubstitution, for him or her in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission, any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same, as the Registrant deems appropriate, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


    Name                                              Title                                             Date
    ----                                              -----                                             ----
/s/ Sherwin I. Seligsohn                          Chairman, Director and Chief                   December 13, 1999
--------------------------                        Executive Officer (Principal
Sherwin I. Seligsohn                              Executive Officer)


/s/ Steven V. Abramson                            Director, President and Chief                  December 13, 1999
--------------------------                        Operating Officer
Steven V. Abramson


/s/ Elizabeth H. Gemmill                          Director                                       December 13, 1999
--------------------------
Elizabeth H. Gemmill


/s/ Dean L. Ledger                                Director                                       December 13, 1999
--------------------------
Dean L. Ledger


/s/ Camille Naffah                                Director                                       December 13, 1999
--------------------------
Camille Naffah


/s/ Sidney D. Rosenblatt                          Director, Executive Vice President,            December 13, 1999
--------------------------                        Chief Financial Officer, Secretary and
Sidney D. Rosenblatt                              Treasurer (Principal Financial and
                                                  Accounting Officer)


/s/ Lawrence Lacerte                              Director                                       December 13, 1999
--------------------------
Lawrence Lacerte

                                INDEX TO EXHIBITS


Exhibit
Number                  Exhibit
-------                 -------

 4                      Universal Display Corporation Stock Option Plan

 5 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5)

23.2                    Consent of Arthur Andersen LLP

24                      Powers of Attorney (included in signature page)